Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

TABLE OF CONTENTS

AFRICAN AGRICULTURE, INC.

AFRICAN AGRICULTURE, INC.
CONSOLIDATED BALANCE SHEETS

	Unaudited
	September 30,	December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$34,497	$10,058
Inventory - current	260,054	314,849
Prepaid expenses	963,738	989,703
Accounts receivable	36,958	87,755
Other receivable	10,826	103,115
Total current assets	1,306,073	1,505,480

Long-term inventory	109,667	276,581
Property, plant, and equipment, net	2,043,187	2,222,521
Operating lease right-of-use asset	6,642,096	2,318,959
Intangible asset, net	4,456,809	4,543,818
Deposits	11,876	11,977
Total assets	$14,569,708	$10,879,336

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$6,552,462	$4,703,191
Accrued expenses	1,529,252	832,346
Seller note payable - current	1,958,333	1,664,631
Operating lease liabilities - current	16,070	14,514
Other payables	176,708	123,237
Short term convertible notes	1,969,321	1,969,321
Short term debt	988,925	586,425
Related party payables - current	625,879	-
Total current liabilities	13,816,950	9,893,665

Non-current liabilities
Accrual for contingent liabilities	2,236,841	2,271,181
Operating lease liabilities, net of current	6,796,367	2,352,645
Related party payables	211,398	108,277
Total liabilities	$23,061,556	$14,625,768

Commitments and Contingencies Shareholders’ deficit:

Common stock; par value $0.0001, 70,000,000 shares authorized, 39,141,705 issued and outstanding at September 30, 2023 and December 31, 2022	3,914	3,914
Additional paid-in-capital	61,115,793	36,867,572
Accumulated deficit	(69,575,490)	(40,558,626)
Accumulated other comprehensive loss	(36,065)	(59,292)
Total shareholders’ deficit	(8,491,848)	(3,746,432)

Total liabilities and shareholders’ deficit	$14,569,708	$10,879,336

See accompanying notes to unaudited consolidated financial statements

AFRICAN AGRICULTURE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the nine months ended September 30,
	2023	2022

Revenue
Sales	$1,451,236	$330,291
Cost of goods sold	1,031,135	319,711
Gross profit	420,101	10,580
Operating expenses:
Employee compensation	24,163,737	561,492
Professional fees	3,760,393	2,896,365
Equipment rental	19,329	77,826
Operating lease expense	165,079	302,027
Amortization	87,009	87,009
Depreciation	177,194	196,349
Utilities and fuel	61,410	67,578
Travel and entertainment	104,920	117,697
Program development and design	-	101,893
Other operating expenses	272,234	308,032
Total operating expenses	28,811,305	4,716,268
Loss from operations	(28,391,204)	(4,705,688)

Other (income) expenses:
Foreign currency exchange gain	(17,563)	(297,886)
Loss on sale of assets	-	21,281
Interest expense - related party	33,078	517,085
Interest expense - other	618,588	276,642
Other income	(8,443)	-
Total other expense	625,660	517,122

Loss before provision for income tax	(29,016,864)	(5,222,810)

Provision for income tax	-	-

Net loss	$(29,016,864)	$(5,222,810)

Loss per share	(0.75)	(0.14)

See accompanying notes to unaudited consolidated financial statements

AFRICAN AGRICULTURE, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(UNAUDITED)

	For the nine months ended September 30,
	2023	2022
Comprehensive loss
Net loss	$(29,016,864)	$(5,222,810)
Foreign currency translation adjustment	23,227	642,178
Total comprehensive loss	$(28,993,637)	$(4,580,632)

See accompanying notes to unaudited consolidated financial statements

AFRICAN AGRICULTURE, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
(UNAUDITED)

			Additional		Accumulated Other
	Common Stock		Paid-In	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	(Loss) Income	Total
Balance, January 1, 2022	36,148,601	$3,615	$1,160,297	$(14,305,129)	$(655,675)	$(13,796,892)
Foreign currency translation	-	-	-	-	642,178	642,178
Imputed interest expense on shareholder loan	-	-	517,084	-	-	517,084
Net loss	-	-	-	(5,222,810)	-	(5,222,810)
Balance, September 30, 2022	36,148,601	3,615	1,677,381	(19,527,939)	(13,497)	(17,860,440)

Balance, January 1, 2023	39,141,705	3,914	36,867,572	(40,558,626)	(59,292)	(3,746,432)
Foreign currency translation	-	-	-	-	23,227	23,227
Imputed interest expense on shareholder loan	-	-	33,078	-	-	33,078
Share based compensation	-	-	24,215,143	-	-	24,215,143
Net loss	-	-	-	(29,016,864)	-	(29,016,864)
Balance, September 30, 2023	39,141,705	$3,914	$61,115,793	$(69,575,490)	$(36,065)	$(8,491,848)

See accompanying notes to unaudited consolidated financial statements

AFRICAN AGRICULTURE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the nine months ended Sept 30,
	2023	2022

Cash flows from operating activities:
Net loss	$(29,016,864)	$(5,222,810)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	177,194	196,349
Amortization	87,009	87,009
Loss on sale of equipment	-	45,189
Share based compensation	24,215,143	-
Foreign currency exchange gain	(17,563)	(297,886)
Non-cash interest expense	651,666	793,727
Non-cash lease expense	165,079	206,760
Changes in operating assets and liabilities:
Inventory	221,544	(377,299)
Prepaid expenses	25,965	(649,988)
Accounts receivable	51,185	(59,678)
Other receivable	93,498	(6,808)
Accounts payable	1,857,862	2,487,126
Accrued expenses	350,541	179,462
Accrual for contingent liabilities	(14,857)	(148,462)
Other payables	55,804	-
Net cash used in operating activities	(1,096,794)	(2,767,309)

Cash flows from investing activities:
Proceeds from sales of equipment	-	29,370
Property, plant, and equipment purchases	(13,563)	(188,614)
Net cash used in investing activities	(13,563)	(159,244)

Cash flows from financing activities:
Proceeds from related party payables	729,000	1,755,605
Principal repayments on seller note payable	-	(1,076,350)
Proceeds of debt issuance	402,500	2,306,821
Net cash provided by financing activities	1,131,500	2,986,076

Effect of exchange rate changes on cash	3,296	(73,195)

Net (decrease) increase in cash and cash equivalents	24,439	(13,672)
Cash and cash equivalents at beginning of period	10,058	19,093
Cash and cash equivalents at end of period	$34,497	$5,421
Supplemental Cash Flow Information:
Income taxes paid	$-	$-
Interest paid	$-	$-
Non-cash items
Operating lease right-of-use asset assumed through operating lease obligation	$4,338,175	$2,336,336
Accounts payable relieved to convertible debt	$-	$152,500

See accompanying notes to unaudited consolidated financial statements

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 1 — ORGANIZATION

African Agriculture, Inc. (the “Company”), is focused on commercial farming, fishery logistics and management, and carbon offset production. The Company was incorporated in the State of Delaware on May 7, 2021. Under a Contribution Agreement dated June 24, 2021, by and between the shareholders of Agro Industries Corp and African Agriculture, Inc., Agro Industries Corp agreed to transfer all of its right, title and interest into the Company in exchange for common shares in the Company, with the shareholders of Agro Industries Corp becoming the shareholders of African Agriculture, Inc. pro rata to their existing ownership. Effective for this transaction, the Company owns 100% of Agro Industries Corp, formerly Agro Industries Corp Sub One, a company that was incorporated in the Cayman Islands on January 15, 2018 (“Agro Industries”). The Company is deemed the accounting predecessor and will be the successor for reporting purposes, meaning that prior to formation of the Company, the financials of the Company are the financials of Agro Industries for such previous periods.

Agro Industries has a wholly owned subsidiary, Les Fermes De La Teranga (“LFT”), which is a Senegalese Company formed in Dakar, Senegal. On February 28, 2018, Agro Industries, purchased approximately 91% of the outstanding equity of LFT. During 2021, the shareholders of LFT completed a share swap to enable Agro Industries shareholders to contribute their shares in exchange for shares of African Agriculture resulting in Agro Industries, the 100% owner of LFT, becoming a wholly owned subsidiary of African Agriculture. In March 2022, the Company formed a 100% owned subsidiary named African Agriculture Niger SA for purposes of developing operations in Niger.

In November 2022, the Company entered into a definitive Business Combination Agreement with 10X Capital Venture Acquisition Corp. II (Nasdaq: VCXA). If the Company and VCXA successfully complete the business combination, the Company will merge with and into a subsidiary of VCXA in exchange for VCXA shares being issued to existing shareholders of the Company, with the result being that the Company will become a wholly owned subsidiary of VCXA and the Company’s existing shareholders will become the majority shareholders of VCXA. The potential business combination is still subject to various closing conditions including a shareholders vote.

On November 1, 2022, the Company approved a 3,614.8601-for-1 common stock split and increased the total number of shares authorized to be issued to 70,000,000 common shares. Unless noted otherwise, all previously reported shares have been retroactively adjusted to reflect this stock split.

On July 25, 2023, the Company formed a wholly owned subsidiary African Agriculture Mauritania LLC SARL for purposes of developing operations in Mauritania.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared by the Company in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such SEC rules and regulations and accounting principles applicable for interim periods. However, the Company believes that the disclosures are adequate to make the information presented not misleading. The information included in the quarterly financial information should be read in connection with the audited consolidated financial statements and accompanying notes as of and for the years ended December 31, 2022 and 2021, which are included in this filing.

In the opinion of management, the consolidated financial statements as of September 30, 2023, and for the nine months ended September 30, 2023, reflect all adjustments, which are normal recurring adjustments, necessary to present a fair statement of financial position, results of operations and cash flows. The results of operations for the nine months ended September 30, 2023 are not necessarily indicative of the operating results for the full year or any future periods.

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Uses and Sources of Liquidity

The consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern within one year from the date of issuance of these consolidated financial statements.

For the nine months ended September 30, 2023 and 2022, the Company incurred a net loss of approximately $29.0 million and $5.2 million, respectively, and used cash in continuing operations of $1.1 million and $2.8 million, respectively. The Company’s operations have historically been financed principally by loans from its majority shareholder, Global Commodities and Investments Limited, a Cayman Islands registered limited liability company (“Global Commodities”) and its affiliated entities. The Company’s primary sources of liquidity to date are loans from Global Commodities, sales of unneeded fixed assets from the prior ownership, various convertible and short-term debt instruments issued by the Company as well as the sale of alfalfa, which began during the second quarter of 2022. The Company does not have sufficient cash on hand or available liquidity to meet its obligations through the twelve months following the date the consolidated financial statements are issued. This condition raises substantial doubt about the Company’s ability to continue as a going concern should capital not be introduced.

On a go-forward basis the primary sources of liquidity are expected to be cash from operations, potential capital raises, grants and debt financing if available and deemed in the best interests of the Company and its shareholders. The Company’s liquidity requirements are to expand development of alfalfa production, finance current operations, meet financial commitments, fund organic growth and/or acquisitions, if any, and service debt, if outside debt financing is obtained. The liquidity requirements will fluctuate with the level and pace of expansion of the acreage being planted, harvested and sold, the effects of the timing between the settlement of payables and receivables, and our general working capital needs for ongoing operations. Estimating liquidity requirements is highly dependent on farming yields, then-current market conditions, including selling prices, costs of all farming inputs, market volatility and our then existing capital structure and requirements. It is anticipated that once the Company has fully developed the Senegal property it will have sufficient resources to fund the ongoing operations of the Company.

In connection with this Business Combination Agreement VCXA and the Company have secured a $100 million equity line of credit facility from an affiliate of Yorkville Advisors. In addition, VCXA and the Company have secured an up to $100 million backstop commitment to help offset the impact of potential shareholder redemptions from a client of Cohen & Company Financial Management, LLC. The liquidity from these agreements will be available to the Company only following a successful closing of the business combination agreement and a resulting merger with VCXA.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation. The portion of a subsidiary owned by other investors is shown as non-controlling interest on the consolidated financial statements. After taking into account the impact of the Contribution Agreement discussed in Note 1, the Company now owns 100% of Agro Industries Corp and therefore the Company no longer records any non-controlling interest.

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollars (“$”), which is the reporting currency of the Company. The functional currency of the Company is the United States dollar. The functional currency of the Company’s subsidiaries located in Senegal and Niger is the West African Franc (“CFA”).

For the entities whose functional currencies are the CFA, results of operations and cash flows are translated at average exchange rates during the period (1 CFA=$0.001651 for the nine-months ended September 30, 2023 and 1 CFA=$0.001614 for the nine-months ended September 30, 2022), assets and liabilities are translated at the current exchange rate at the end of the period (1 CFA=$0.001614 at September 30, 2023, and 1 CFA=$0.001628 at December 31, 2022), and equity is translated at blended historical exchange rates. The resulting translation adjustments are included in determining other comprehensive income. Transaction gains and losses are reflected in the consolidated statements of operations.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. Significant estimates and assumptions by management include, among others, useful lives and impairment of long-lived assets, contingent liabilities, imputed interest expense and income taxes including the valuation allowance for deferred tax assets. While the Company believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash in bank accounts, cash in time deposits, certificates of deposit and all highly liquid instruments with original maturities of three months or less. As of September 30, 2023 and December 31, 2022 cash balances were held at JP Morgan Chase and in various banks in Senegal and Niger. There were no cash equivalents at September 30, 2023 or December 31, 2022.

Property, plant, and equipment

Property, plant, and equipment consist of farming and farming support equipment, and office equipment. All property, plant and equipment are stated at historical cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred. Property, plant and equipment are depreciated on a straight-line basis over the following periods:

Buildings	40 years
Irrigation equipment	20 years
Industrial equipment	6-10 years
Office furniture and equipment	5 years
Motor vehicle and transportation equipment	10 years
Other equipment	3 years

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Leases

The Company determines if an arrangement is a lease at inception. To the extent an arrangement represents a lease, the Company classifies that lease as an operating lease or a finance lease under Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842) and its related ASUs (“ASC 842”).

The Company capitalizes operating leases on its Consolidated Balance Sheets through a Right-of-Use (“ROU”) asset and a corresponding lease liability. ROU assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the operating lease. Operating lease ROU assets and obligations are recognized at the commencement date of an arrangement based on the present value of lease payments over the lease term utilizing an interest rate that the Company would have incurred to borrow over a similar term the funds necessary to purchase the leased asset. Operating leases are included in “Operating lease right-of-use assets, net,” “Current portion of operating lease liabilities,” and “Non-current operating lease liabilities” in the Company’s Consolidated Balance Sheets as of September 30, 2023, and December 31, 2022. Lease expense for operating leases is recognized on a straight-line basis over the lease term.

For additional information regarding the Company’s leases, see Note 4 — Leases.

Inventory

Inventories are stated at the lower of cost or net realizable value. Cost is calculated on the basis of the first-in, first-out method; market is based upon estimated replacement costs. Costs included in inventory primarily include the following: cost of seeds, farming inputs such as fertilizer, gypsum, water and fuel as well as inbound freight cost. Each pivot is cleared, treated with fertilizer and various phytosanitary products and seeded ahead of the life cycle of alfalfa, which we currently estimate to be approximately three years. These initial costs are amortized using a straight-line method over that life cycle. The portion of these costs expected to amortize after twelve months is included in long-term inventory.

Intangible Asset

The intangible asset consists of a land use right of 20,000 hectares provided by way of a Senegal Presidential decree. The value of the intangible was established based on its estimated fair value at the time of the asset purchase of LFT by Agro Industries in 2018. Amortization of the intangible asset is calculated on a straight-line basis over the remaining term of the decree, which at the time of the purchase had 44 years of a 50-year term remaining. As of September 30, 2023, approximately 39 years remain under this decree. Refer to Note 5 for further discussion.

Impairment of Long-Lived Assets

The Company’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of the asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management’s estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial position. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. There was no impairment charge for the nine-months ended September 30, 2023 or 2022.

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value of Financial Instruments

The Company adopted ASC 820 “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures.

The three levels are defined as follows:

Level 1 —	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 —	inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 —	inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments include cash and cash equivalents, receivables, accounts payable and accrued expenses, advances from prospective customers/distributors, amounts due to related parties, notes payable and contingent liabilities. The carrying values of these financial instruments approximate their fair values due to the short-term maturities of these instruments.

For the periods presented, there were no financial assets or liabilities measured at fair value.

Income Taxes

The Company follows the liability method in accounting for income taxes in accordance with ASC topic 740 (“ASC 740”), Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some portion, or all, of the deferred tax assets will not be realized.

The Company applies the provisions of ASC 740 to account for uncertainty in income taxes. ASC 740 clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the consolidated financial statements.

The Company will classify interest and penalties related to unrecognized tax benefits, if and when required, as part of income tax expense in the consolidated statements of operations.

Revenue Recognition

The Company’s revenue is derived from the sale of agricultural products. The Company recognizes revenue in accordance with ASC 606. To achieve that core principle, the Company applies the following steps:

1.	Identify the contract(s) with a customer;

2.	Identify the performance obligations in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to the performance obligations in the contract;

5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company recognizes its revenue at a point in time when it satisfies a performance obligation and transfers control of the product, primarily bales of alfalfa, to the respective customer. For domestic product sales, the Company meets its performance obligation upon the shipment of the products from its facilities to its customer. For international product sales, the Company meets its performance obligation upon delivery of the products to the customer’s international carrier. The Company does not provide any services to its customers currently.

The amount of revenue recognized is based on the fixed transaction price. Contracts for the Company’s products are negotiated on a per-contract basis at a regional level. Contracts vary in volume and price but typically have a single performance obligation, the delivery of bales of alfalfa.

The Company’s payment terms vary by the type and location of its customers and type of product. The Company receives cash equal to the invoice amount for its product sales, and payment terms typically range from 30 to 90 days from the date the Company invoices a customer. Since the period between the delivery of the Company’s products and the Company’s receipt of customer payment for these products and services is not expected to exceed one year, the Company has elected not to calculate or disclose a financing component for its customer contracts. The Company excludes sales taxes, value added taxes, and other taxes it collects concurrent with revenue producing activities from revenue. The Company’s contract assets at September 30, 2023, December 31, 2022 and December 31, 2021consisted of accounts receivable, which totaled $36,958, $87,755 and $0, respectively.

Share-based compensation

The Company measures compensation expense for all stock-based awards in accordance with ASC Topic 718, Compensation  —  Stock Compensation. Share-based compensation is measured at fair value on grant date and recognized as compensation expense ratably over the course of the requisite service period. The fair value of restricted stock units (“RSUs”) is typically determined based on the fair value of the related shares on the date of grant. The Company has elected to record forfeitures of employee awards as they occur.

Comprehensive Loss

Comprehensive loss is defined as the decrease in equity of the Company during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Comprehensive loss is reported in the consolidated statements of comprehensive loss, including net loss and foreign currency translation adjustments, presented net of tax.

Earnings per Share

Earnings per share are computed by dividing net income/(loss) applicable to the weighted number of shares outstanding during the period. The Company completed a share split on November 1, 2022 in the ratio of 3,614.8601:1.There were 39,141,705 shares outstanding at both September 30, 2023 and December 31, 2022. Neither the RSUs granted during the year ended December 31, 2022 nor the 291,911 shares that would be issued if the Company’s Convertible Promissory Notes that were issued during 2022 were converted by their terms as of September 30, 2023 were included in the calculations of earnings per share as these instruments are anti-dilutive.

Accounting Changes

Leases — ASC 842

On January 1, 2022, and effective January 1, 2022, the Company adopted ASU 2016-02, “Leases (Topic 842)” using the modified retrospective transition method allowing it to apply the new standard at the adoption date and to recognize a cumulative-effect adjustment to the opening balance of retained earnings on the date of adoption. Under this transition method, the prior comparative period continues to be reported under the accounting standards in effect for that period.

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company elected to use the package of practical expedients permitted which allows (i) an entity not to reassess whether any expired or existing contracts are or contain leases; (ii) an entity need not reassess the lease classification for any expired or existing leases; and (iii) an entity need not reassess any initial direct costs for any existing leases. The Company made an accounting policy election to adopt the short-term lease exception which allows the Company to not recognize on the balance sheet those leases with terms of 12 months or less resulting in short-term lease payments being recognized in the condensed consolidated statements of income on a straight-line basis over the lease term. All of the Company’s leases were previously classified as operating and are similarly classified as operating lease under the new standard.

Adoption of the new standard resulted in recognition of right-of-use assets and related lease liabilities of $2,336,336 as of January 1, 2022. There was no cumulative effect on retained earnings upon adoption.

Revenue from Contracts with Customers — ASC 606

The Company adopted ASC 606 — Revenue from Contracts with Customers, effective January 1, 2022. Prior to 2022, the Company had no revenue from contracts with customers.

Upon adoption of ASC 606, the Company recognizes revenue when the product is received by the customer for domestic transactions or by the customer’s international carrier for its international transactions. The Company believes this better reflects the point at which the customer has control of the product as required by ASC 606. The adoption of ASC 606 did not have a material impact on the Company’s consolidated financial statements.

NOTE 3 — Property Plant and Equipment

Property plant and equipment, net consists of the following:

	September 30, 2023	December 31, 2022
Buildings	$93,997	$94,825
Office furniture and equipment	105,545	105,172
Irrigation and industrial equipment	4,257,422	4,291,465
Motor vehicle and transportation equipment	23,235	20,672
Other equipment	371,573	368,973
Total	4,851,772	4,881,107
Less: accumulated depreciation	(2,808,585)	(2,658,586)
Property, plant, and equipment, net	$2,043,187	$2,222,521

NOTE 4 — LEASEs

On January 1, 2022, and effective January 1, 2022, the Company adopted ASC 842. Under ASC 842, the Company determines if an arrangement is a lease at inception. Leases with an initial term of 12 months or less are not recorded in the Company’s Consolidated Balance Sheets. Leases with an initial term greater than 12 months are recognized in the Company’s Consolidated Balance Sheets based on lease classification as either operating or financing. The Company may enter into lease agreements that include lease and non-lease components for which the Company has elected to not separate for all classes of underlying assets. The Company’s current lease agreements do not contain any material residual value guarantees or material restrictive covenants. The Company may also sublease its ROU assets to third parties in the future.

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 4 — LEASEs (cont.)

As a lessee, the Company’s current operating lease portfolio consists of three operating leases for farmland. Operating lease ROU assets and operating lease obligations are recognized based on the present value of the future minimum lease payments at commencement date. As the Company’s leases do not provide an implicit borrowing rate, the Company uses its incremental borrowing rate based on the lease information available at the commencement date in determining the present value of future payments. The initial incremental borrowing rate utilized for the Fass Lease (as defined below) and Niger Land Right (as defined below) was based upon the interest rate associated with the Company’s analysis of borrowing rates relating to “Senegal, 6.25% 2033, USD International Bonds” adjusted for credit and political risks. The Company believes this rate is a proxy for its incremental borrowing rate that would be utilized if it were to acquire assets or fund its working capital needs in Senegal and Niger. For the Company’s recently signed lease in Mauritania as there is no reference or comparable debt issuances, the Company utilized the same reference rate used for Niger Land Right, however adjusted the rate to also consider the increasing global rates since the commencement date of the Niger Land Right.

The Company’s current three leases are under long-term (greater than one year) non-cancellable term leases. The Company had one short-term lease and may also enter into other short-term or month-to-month operating leases in the future as required by its operations.

Operating leases are included in “Operating lease right-of-use assets, net,” “Current portion of operating lease liabilities,” and “Non-current operating lease liabilities” in the Company’s Consolidated Balance Sheets as of September 30, 2023 and December 31, 2022.

Operating Leases

The Company has a non-cancellable convention agreement with the Fass Ngom community in Senegal (“Fass Lease”) that provides for the right to use 5,000 hectares. The original agreement was signed in 2018, but revised in 2021, largely on the same terms, for a 15-year term.

On November 27, 2021 and December 5, 2021, the Company and Agro Industries signed binding definitive agreements with the mayor and local governments of Aderbissinat and Ingall, respectively, in Niger each under a 49-year term for the right to use and development the land (“Niger Land Right”). The project will involve the planting of up to 1.1 million hectares of trees in each of Aderbissinat and Ingall, for an aggregate of 2.2 million hectares, to optimize the production of carbon credits and commercial production of alfalfa in areas to be mutually agreed upon by the parties, as well as water and usage rights. Pursuant to the Aderbissinat and Ingall agreements, the Company agreed to pay for each agreement approximately $86,000 per year. Once the sale of carbon credits commences the annual payment amount will increase to approximately $1.1 million for each of the Aderbissinat and Ingall leases. In addition, during the first year of the sale of carbon credits, we are required to pay an additional $129,000 for each agreement for budgetary support to each region. To date no carbon credits have been sold.

Following the formation of the Company’s Mauritanian subsidiary a lease signed between the Company, the community of Gie Dynn and the Government of Mauritania (the “Mauritania Lease”) became effective. This lease is for 20 years and covers 2,033 hectares of land. Of this land, 80%, or 1,626 hectares will be used by the Company for farming alfalfa with the balance being farmed, at the Company’s cost, at the direction of the community. The Company has agreed to invest up to $30 million into this project over the next 20 years. The annual cost of the 1,626 hectares will be $300 per hectare per annum, subject to an annual increase consistent with the household consumption index (a proxy for local inflation). In addition, the Company will pay 5% of annual net profits earned on the 1,626 hectares to the community subject to an annual minimum payment of approximately $122,000.

The Fass Lease, the Niger Land Right and the Mauritania Lease are operating leases under ASC 842.

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 4 — LEASEs (cont.)

Short-term Lease

In August 2021, the Company entered into a one-year lease agreement with a company that its wholly-owned by Gora Seck for residential accommodations (“Seck Lease”) for use by employees. The monthly lease rate for this lease was approximately $11,200 per month. As this lease was not longer than 12 months, the lease expense was recognized on a straight-line basis over the lease term. This lease was not renewed in 2022.

The associated lease costs have been recognized in our consolidated statement of operations as follows:

	For the nine months ended September 30,
	2023	2022
Operating lease cost	$165,079	$206,760
Short-term lease cost	$—	$95,268

Other information about the lease amounts recognized in our consolidated financial statements is as follows:

September 30, 2023
Weighted-average remaining lease term – operating leases	27.9 years
Weighted-average incremental borrowing rate – operating leases	11.18%

Our lease liabilities as reported on the accompanying consolidated balance sheet consists of the following:

September 30, 2023
Gross lease liabilities	$21,123,379
Less: Imputed interest	14,310,942
Present value of lease liabilities	$6,812,437
Less: current portion of lease liabilities	16,070
Total long-term lease liabilities	$6,796,367

The following summarizes our rent payments for the Fass Lease, the Niger Land Right and the Mauritania Lease operating leases as of September 30, 2023:

2023 (remaining)	$324,436
2024	825,657
2025	826,533
2026	827,426
2027	828,338
Thereafter	17,490,989
$21,123,379

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 5 — Intangible Asset

The Company recognized an intangible asset in connection with the purchase of LFT related to the 50-year land use right of 20,000 hectares provided by way of a Republic of Senegal Presidential Decree.

The intangible asset, net consists of the following:

	September 30, 2023	December 31, 2022
Land use right	$5,104,546	$5,104,546
Less: Accumulated amortization	(647,737)	(560,728)
Intangible asset, net	$4,456,809	$4,543,818

Scheduled amortization of the land use right at March 31, 2023 are as follows:

2023 (remaining)	$29,003
2024	116,012
2025	116,012
2026	116,012
2027	116,012
2028 and thereafter	3,963,758
$4,456,809

At September 30, 2023, management looked primarily at the undiscounted future cash flows of the Company, based on management’s estimates, in its assessment of whether or not this intangible asset was impaired. There were no impairments with respect to this intangible asset during the nine-months ended September 30, 2023 or 2022.

NOTE 6 — INVENTORY

The costs for establishing the seeded pivots including seeds, land preparation and various phytosanitary products that are applied prior to and in conjunction with the initial seeding, but which will not be reapplied during the growing and harvesting stages are allocated quarterly to the cost of production over the seed cycle, which we estimate will be three years. The remaining unallocated costs are included in inventory. In addition, all other ongoing costs associated with the continued growing and harvesting of each pivot are included in inventory. The allocated quarterly costs together with a harvested cost of the sold bales are allocated to cost of sales based on a first in first out method. The assessment of the recoverability of inventories and the amounts of any write-downs are based on currently available information and assumptions about future demand and market conditions. There is no contemplation of any write down of our current inventory.

	September 30, 2023	December 31, 2022
Seed costs, fertilizer, other direct costs to be allocated over cycle – current	$219,334	$221,264
Inventory available for sale	736	61,067
Seed inventory	25,208	28,387
Fertilizer and other phytosanitary materials	14,776	4,131
Inventory – current	$260,054	$314,849
Long term inventory	109,667	276,581
Total inventory	$369,721	$591,430

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 7 — Related Party Payables and Transactions

During the normal course of business, the Company may enter into transactions with significant shareholders, directors and principal officers and their affiliates.

The Company has an unsecured payable due to a related party, the majority shareholder, Global Commodities & Investments Ltd. (“Global Commodities”). The related party payable does not have a stated interest rate. The payable between Global Commodities, and the Company has a 60-month rolling term following the creation of payables within each year. These payables are West African CFA Franc denominated and translated at year end spot rates. Since the time of the acquisition of LFT by Agro Industries, the majority shareholder has continued to provide funding to support the working capital needs of the business. Each new funding has been added to the principal of the related party payable. The balance of the related party loan, $16,130,522, was converted into equity during 2022. Global Commodities continued to provide funds to the Company as a related party payable after this conversion. The Company entered into a Payoff, Waiver and Release Agreement (the “GCIL Payoff Agreement”) in October 2022 with Global Commodities. The GCIL Payoff Agreement called for, among other things, the issuance of Company shares in repayment of $16,130,522. The GCIL Payoff Agreement calls for the termination of all outstanding principal amount of loans and all unpaid interest through the date of such payoff.

In January 2023, the Company issued to a related party, 10X Capital SPAC Sponsor II LLC an additional $225,000 Promissory Note bearing no interest. This Note maturity is the earlier of (i) the receipt of funds by Borrower from an equity, equity-linked, or debt financing and (ii) the Closing of the VCXA Merger Agreement. In May 2023, the $225,000 Promissory Note issued to the related party was amended and an additional $62,000 was issued pursuant to this note. The amendment further provided that the Note can be drawn on up to $750,000 in the aggregate. As part of this amendment, the Company agreed to issue to the Promissory Note holder a number of shares of the Company’s Common Stock, par value $0.0001 per share (the “Extension Shares”), equal to the number of Class B ordinary shares, par value $0.0001 per share, of 10X Capital Venture Acquisition Corp. II transferred to investors in connection with any past or future extensions of the deadline by which VCXA must consummate an initial business combination. In June through September an additional $338,879 was issued pursuant to this Promissory Note.

The Company previously had a related party loan with a minority shareholder, which also had no stated interest rate or maturity. The related party payable to the minority shareholder, was converted into equity in LFT during 2021.

The related party obligations of the Company are comprised of the following:

	September 30, 2023	December 31, 2022
Global Commodities	$211,398	$108,277
10X Capital SPAC Sponsor II LLC	625,879	-
Total	$837,277	$108,277

As of September 30, 2023, the related party payable has the following maturity schedule:

2023 (remaining)	$625,879
2024	—
2025	—
2026	—
2027	108,277
2028	103,121
$837,277

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 7 — Related Party Payables and Transactions (cont.)

In addition, to the shareholder loans, Global Commodities provided a loan repayment guarantee to the sellers of the LFT shares in the 2018 transaction. Refer Note 8 — Seller Note Payable.

As the related party payables have no stated interest rate, an imputed interest rate has been applied against such loan to represent an arms-length arrangement between the Company and the related party. The Company estimates comparable debt as of the date of the origination would incur interest of one-month SOFR plus 2.5% on an annual basis. Historically LIBOR was used as a reference rate, however as LIBOR is phased out, the Company began using SOFR. The following table summarizes imputed interest to related parties during the nine months ended September 30, 2023 and 2022. As this interest has not been paid on an annual basis it has been recorded as additional paid-in-capital.

	September 30, 2023	September 30, 2022
Imputed interest rate (SOFR + 2.5%)	7.81%	5.64%
Imputed interest – additional paid-in-capital	$33,078	$517,085

During the nine-months ended September 30, 2023 and 2022, Gora Seck who serves on the board of LFT and is a minority shareholder of the Company received consulting payments for work conducted in Senegal of approximately $86,842 and $133,708, respectively. In addition, in August 2021, the Company entered into a one-year lease agreement with a company that is majority owned by Gora Seck. The monthly lease rate for this lease was approximately $11,200 per month. This lease expired in 2022 and was not renewed.

NOTE 8 — Seller Note Payable

The Company issued a note payable to Tampieri Financial Group in connection with the LFT asset acquisition in February 2018. In November 2022, Tampieri Financial Group agreed to a delayed payment of the balance of the seller note payable. The amendment fee, which is due at the maturity of the seller note payable, is being amortized monthly over the remaining period of the seller note payable. In May 2023, the Company and Tampieri Financial Group agreed to extend the payment date of approximately $544,000 that was due on March 31, 2023 until October 31, 2023. In consideration of Tampieri Financial Group’s agreement to amend the payment schedule the Company agreed to pay interest of 6.3% per annum on this delayed portion only. The interest is due at the date of final payment.

Other than the interest related to the delayed payment on March 31, 2023, the seller note payable does not bear an interest rate. As a result, the fair value of the seller note payable was less than face value when issued in the LFT asset acquisition. The seller note payable is presented net of unamortized discount and the unamortized amendment fee.

	September 30, 2023	December 31, 2022
Seller note payable	$1,958,486	$1,976,050
Less: unamortized discount	—	—
Less: unamortized amendment fee	31,141	311,419
Add: interest on delayed instalment	30,988	—
Total	$1,958,333	$1,664,631

The remaining balance was due on October 31, 2023. The Company is in negotiation regarding the settlement or extension of this seller note payable.

Global Commodities has provided a loan repayment guarantee to Tampieri Financial Group for the amount of the outstanding seller note payable.

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 9 — DEBT

During the year ended December 31, 2022, the Company issued Convertible Promissory Notes (“Notes”) the proceeds of which would be used to fund general corporate purposes. The Notes bear a simple interest rate of twelve percent (12%) per annum based on a 365-day year. The Notes have a one-year maturity. The Notes will automatically convert into common stock in the event of an IPO or upon the occurrence of another Qualified Financing or merger and acquisition transactions at a 20% discount to the IPO, another Qualified Financing offering or transaction price. There were $1,969,321 of convertible promissory notes outstanding as of both September 30, 2023 and December 31, 2022. Approximately $263,000 of the notes were with related parties of the Company.

In addition, the Company issued Promissory Notes (“Short Term Notes”) the proceeds of which would be used to fund general corporate purposes. The Notes bear a simple interest rate of sixteen percent (16%) per annum based on a 365-day year. The Notes have a four-month maturity, with an option of the Company to extend the maturity an additional four months. There were $688,925 and $586,425 of Short Term Notes outstanding as of September 30, 2023 and December 31, 2022, respectively, of which $113,925 and $41,425 were with related parties of the Company, respectively.

In February 2023, the Company issued an additional $300,000 Promissory Note. The Promissory Note bears a simple interest rate of two and a half percent (2.5%) per month based on a 30-day month. The Promissory Note has an eighteen-month maturity. In connection with this loan, the Promissory Note holder received warrants to acquire 30,000 shares in the Company at $11.50 per share.

NOTE 10 — Commitments

In June 2021, we entered into a non-binding understanding with Louisiana State University (“LSU”) to provide for a mutually-beneficial research project in which LSU will provide training, research and academic support. We continue to work with LSU to finalize the terms of the training and development project under the collaborative agreement. The term of the agreement is expected to run through June 30, 2026. The total amount to be paid by the Company to LSU has not yet been determined. Either party may terminate the agreement on 30 days’ prior written notice.

On May 14, 2022, the Company signed an agreement with the Directorate General of Water and Forests (“DGEF”) of Niger who manages forest reserves for a total area of 624,568 hectares to be reforested and developed by the Company. Under the terms of the agreement, African Agriculture will provide all necessary funds to carry out the programmed activities. The Company further agreed to distribute 10 percent of the profit from the sale of carbon credits, when they occur, to the State of Niger and to the social and development program in the concerned municipalities. Furthermore, until the sale of carbon credits, African Agriculture will allocate an amount of approximately $80,000 to the DGEF. The agreement tenure is for 25 years duration, renewable after project assessment. After the start of the project, its duration may be extended for 20 years upon agreement between the parties. We have determined that this agreement does not meet the definition of a lease.

NOTE 11 — Contingent Liabilities

Various creditors and ex-employees in Senegal commenced some form of legal action for claims relating to the period prior to our acquisition of LFT. The Company has, as a result, several legal cases that are in various stages of resolution. The contingent liability includes various legal cases and other claims. The Company recorded a contingent liability representing, in the Company’s opinion, based on our outside counsel’s review, probable loss outcome for legal claims. At September 30, 2023 and December 31, 2022, the amount of the provision for the contingent liability, is $2,236,841 and $2,271,181, respectively. While there is a possibility that additional claims relating to pre-acquisition periods might arise such an amount is unknowable and hence cannot be estimated.

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 12 — EMPLOYEE AND NON-EMPLOYEE SHARE BASED COMPENSATION

In 2022, the Company’s Board of Directors approved the adoption of the African Agriculture, Inc. 2022 Incentive Plan (the “Plan”). The Plan, as amended by the Board of Directors, permits the Company to grant up to 2,885,640 shares (at December 31, 2022) of the Company’s common stock.

The Plan provides for the granting of incentive and nonqualified stock options, share appreciation rights (SARs), restricted stock, and restricted stock units to employees, non-employee directors, and consultants of the Company. Instruments granted under the Plan generally become exercisable ratably over the stated vesting terms in each award agreement following the date of grant and expire ten years from the date of grant. All stock awards are exercisable only to the extent vested. The exercise price of incentive stock awards must be at least equal to 100% of the fair value of the Company’s common stock at the date of grant, as determined by the Board of Directors.

In addition, and as a separate award outside of the plan the Board approved an award of 2,700,000 RSUs to African Discovery Group, Inc., a corporation majority owned by the CEO of the Company.

A summary of stock award activity and related information is as follows:

	Number of	Weighted Average Remaining Vesting Term	Grant Date
	RSUs	(in years)	Fair Value
Plan Awards:
Employees:
Nonvested at January 1, 2023	2,437,496	2.56	$24,374,960
Awarded during the period	—	—	—
Vested during the period	—	—	—
Forfeited, canceled, or expired	—	—	—
Nonvested – September 30, 2023	2,437,496	1.81	$24,374,960
Non-employees:
Nonvested at January 1, 2023	352,194	3.38	$3,521,940
Awarded during the period	—	—	—
Vested during the period	—	—	—
Forfeited, canceled, or expired	—	—	—
Nonvested – September 30, 2023	352,194	2.63	$3,521,940
Awards outside of the Plan:
Employees:
Nonvested – at January 1, 2023	2,700,000	1.17	$27,000,000
Awarded during the period	—	—	—
Vested during the period	—	—	—
Forfeited, canceled, or expired	—	—	—
Nonvested – September 30, 2023	2,700,000	0.42	$27,000,000

AFRICAN AGRICULTURE, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

NOTE 12 — EMPLOYEE AND NON-EMPLOYEE SHARE BASED COMPENSATION (cont.)

As all 2022 stock awards were granted contemporaneously with the Business Combination Agreement with VCXA, the Board of Directors determined the grant date fair value of the stock awards to be $10 per share, which is based on the per share merger consideration of the pending business combination. There were no new grants during the nine months ended September 30, 2023. As of September 30, 2023, there was approximately $25,360,000 of unamortized share-based compensation cost related to unvested stock awards. The unamortized share-based compensation is expected to be recognized over a weighted average period of approximately 1.4 years, and as the stock awards vest, the Company will record compensation and non-employee expense with the offset to additional paid-in capital.

In May 2023, the Board approved a resolution amending various RSU grants to extend the first vesting period of various RSU grants awarded in 2022 to January 2024. This change did not amend any subsequent vesting dates and hence the time to final vesting for the RSUs did not change.

The table below shows share-based compensation expense recognized in the statement of operations for the nine months ended September 30:

	2023	2022
Share based compensation expense:
Employee compensation	$23,470,956	$—
Professional fees	744,187	—
Total	$24,215,143	$—

NOTE 13 — Subsequent Events

In preparing the consolidated financial statements, the Company has evaluated all subsequent events and transactions for potential recognition of disclosure through __________, 2023, the date the consolidated unaudited financial statements were issued.

In October 2023, the Company borrowed from a related party, 10X Capital SPAC Sponsor II LLC, an additional $144,655 covered under the existing Promissory Note. and concurrently amended the existing Promissory Note to provide that the Note can be drawn on up to $800,000 in the aggregate.

In November 2023, the Company increased the number of shares of its common stock reserved for issuance under its 2022 Incentive Plan from 2,881,727 to 9,500,000 and granted 6,699,719 restricted stock units to numerous individuals including the executive officers and directors.

In November 2022, the Company entered into certain Transaction Bonus and Release Agreements entitling a one-time transaction bonus of $700,000 upon consummation of the Business Combination with 10X Capital Venture Acquisition Corp. II. In November 2023, the Company amended these arrangements to provide that the bonuses contemplated by such Release Agreements will be recharacterized as retention bonuses payable no later than August 21, 2024, subject to each recipient’s continued service as of the payment date.

As discussed in Note 9, during the year ended December 31, 2022, the Company issued Convertible Promissory Notes with a one-year maturity. In November, the holders of these Notes and the Company desired to extend the Maturity Date to February 2024, to (i) allow for the conversion of certain of the Notes upon closing of the Business Combination with 10X Capital Venture Acquisition Corp or (ii) allow for prepayment of certain of the Notes upon closing of the transaction. In November, the Company issued approximately $333,000 Convertible Promissory Notes in settlement of various payables owing by the Company, and additionally issued approximately $66,600 in Convertible Promissory Notes.

In November 2023, the Company issued approximately $182,000 Short Term Notes, the proceeds of which would be used to fund general corporate purposes, and the Company raised $50,000 in a short-term bridge note. This note bears an interest rate of ten percent (10%) payable at the one-month maturity of the bridge note. This short-term bridge note was repaid in December.

In November 2023, in connection with the Business Combination Agreement with 10X Capital Venture Acquisition Corp. II, the Company signed an amendment to this agreement such that 10X Capital Venture Acquisition Corp. II agreed to waive the covenant requiring the Company to deliver a duly executed Offtake Agreement at closing. In consideration for this amendment, the Company agreed to issue 3,000,000 shares of the combined company to remaining public and private holders of 10X Capital Venture Acquisition Corp. II shares at the closing of the merger agreement.